UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2011

IVEDA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53285	98-0611159
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Alma School Road, Suite 4450 Mesa, Arizona		85210
(Address of Principal Executive Offices)		(Zip Code)

(480) 307-8700
(Registrant’s Telephone Number, Including Area Code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)  Iveda Solutions, Inc. (the “Company”) has announced that Lynne Phillis, 45, has been appointed to serve as Controller of the Company, effective August 1, 2011.  Ms. Phillis will be responsible for all accounting and finance matters of the Company, including day-to-day accounting matters, preparation of financial statements, audits, filings of accounting and financial statements with the United States Securities and Exchange Commission, and assisting with the consolidation of the Company’s financials with those of its newly acquired subsidiary, Sole-Vision Technologies, Inc. (doing business as MegaSys).  Ms. Phillis will also assist Luz Berg (Chief Operating Officer of the Company) with matters relating to human resources.

Ms. Phillis has over 20 years of experience in accounting and finance.  Ms. Phillis joins the Company from Medtronic Inc., where she served as Controller and Senior Sales Analyst of the Spinal and Biologics unit from 2006 to 2011.  Medtronic Inc. is a Fortune 500 company that develops medical devices and technologies.  Prior to that, from 2004 to 2006, Ms. Phillis served as Controller of MDS Communications Corporation, which provides telephone fundraising services to non-profit organizations.  From 2001 to 2003, Ms. Phillis served as Senior Accountant and Financial Analyst of Simula Automotive Safety Devices, Inc., which designs and manufactures transportation safety devices.  Prior to that, Ms. Phillis served as Accountant at MicroAge (1999 to 2001), Accounting Manager at National IPF Company (1997 to 1999), Senior Accountant at Applied Risk Management, Inc. (1995 to 1997), and Accounting Manager at Sippin Bros. Oil Company, Inc. (1992 to 1995).  Ms. Phillis began her career at the national public accounting firm McGladrey & Pullen, where she served as Senior Accountant from 1988 to 1992.  Ms. Phillis received her Bachelor of Science in Business Administration and Accounting from Bryant University in Smithfield, Rhode Island

There are no arrangements or understandings between Ms. Phillis and any other person pursuant to which Ms. Phillis was selected to serve as Controller of the Company.  There are no family relationships between Ms. Phillis and any director or executive officer of the Company.  There has been no transaction, nor are there any proposed transactions, between the Company and Ms. Phillis that would require disclosure pursuant to Item 404(a) of Regulation S-K.

(e)  Ms. Phillis will receive an annual base salary of $65,000.  In connection with the appointment, the Company granted Ms. Phillis a stock option to purchase 50,000 shares of Company common stock under the Company’s 2010 Stock Option Plan, as amended, at an exercise price of $1.10, the fair market value on the date of grant (August 4, 2011). The option has a ten year term, vested 25% on the date of grant, and will vest 25% on each anniversary of the date of grant for the next three years.  Ms. Phillis will be eligible to participate in various Company benefit plans, including group health insurance, 401(k), vacation program, and the bonus plan, if applicable or once available.  Ms. Phillis is not currently under an employment agreement with the Company. The terms of her employment are outlined in an offer letter attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter Agreement between Lynne Phillis and the Company, dated August 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iveda Solutions, Inc. (Registrant)

Date: August 5, 2011	By:	/s/ Luz Berg
Luz Berg Chief Operating Officer and Corporate Secretary